Exhibit 99.1

PHASE FORWARD REPORTS SECOND QUARTER FINANCIAL RESULTS

— Company Reports Revenue Growth of 21% Over Corresponding Prior-Year Quarter —

     Waltham, MA – August 11, 2004 — Phase Forward (NASDAQ: PFWD), a leading provider of data management solutions for clinical trials and drug safety, today announced its financial results for the quarter ended June 30, 2004, its first such announcement since completion of its initial public offering in July 2004.

     Total revenues for the 2004 second quarter were $17.7 million, a 21% increase compared to revenues of $14.7 million in the same quarter of the prior year. GAAP net income was $430,000 compared to a net loss of $922,000 for the second quarter of 2003. A charge of $6.6 million associated with the accretion of the company’s preferred stock and a declared dividend resulted in a net loss applicable to common stockholders of $6.2 million, or $1.70 per share, compared to a net loss applicable to common stockholders of $2.8 million, or $0.85 per share, for the second quarter of last year. The company noted that future quarters ending after the third quarter of 2004 will not be affected by charges associated with the accretion of preferred stock or declared dividend, given the completion of the recent initial public offering. GAAP income from operations was $946,000 compared to a loss from operations of $1.1 million for the second quarter of 2003.

     Non-GAAP net income from operations for the second quarter of 2004 was $1.4 million compared to a net loss from operations of $1.1 million for the second quarter of 2003. Non-GAAP net income from operations, as presented in the attached reconciliation table, excludes stock based expenses.

     For the first six months of 2004, total revenues rose 17% to $34.7 million compared to $29.6 million for the same period last year. The company’s net income rose to $813,000 compared to a net loss of $2.7 million for the first six months of 2003. The accretion of preferred stock and declared dividend totaled $8.5 million in the first half of 2004, resulting in a net loss applicable to common stockholders of $7.7 million, or $2.15 per share. This compares to accretion of preferred stock of $3.8 million in the first half of 2003, for a net loss applicable to common stockholders of $6.5 million, or $1.95 per share. GAAP income from operations was $1.8 million compared to a loss from operations of $2.6 million for the same period last year.

     Non-GAAP net income from operations for the first six months of 2004 was $2.7 million compared to a net loss from operations of $2.5 million for the same period last year. See attached reconciliation of non-GAAP net income from operations.

     According to Robert Weiler, chief executive officer and president, “We are pleased with our performance this quarter, as our strategy to increase license revenues has continued to generate significant improvements to our gross margins. Our increased investment in R&D continues to support the clinical trial initiatives of our global customer base. The recent signing by GlaxoSmithKline of a multi-year technology agreement for global standardization of its electronic data management collection with Phase Forward’s InForm product reflects the increasing adoption of electronic data collection in the clinical trial process.”

Financial Highlights

•	Quarterly revenues, operating income and net income grew on a sequential basis as well as a year-over-year basis.

•	License revenues, which represented 36% of total revenues, rose $1.2 million to $6.4 million in the second quarter of 2004 from $5.2 million in the same quarter of 2003.

•	The total gross margin for the quarter increased to $10.4 million from $7.2 million, a 45% increase.

•	The company generated net cash from operating activities of $6.8 million for the six months ended June 30, 2004 as compared to net cash generation of $1.1 million for the first half of 2003, and ended the quarter with $26.4 million of cash.

•	In addition, the initial public offering of common stock on July 15, 2004, resulted in net proceeds of $34.6 million after deducting underwriters’ discounts and estimated offering-related expenses.

Financial Outlook

     John Schickling, senior vice president and chief financial officer, commented, “We expect third quarter performance to reflect sequential growth in both revenue and earnings in the range of 4-5% and 8-10%, respectively.” He added, “The company does not expect any material changes in the projected annual backlog growth of 20-25% for 2004.”

     The company plans to host its first investor conference call in October 2004, following its first full quarter as a public company.

About Phase Forward
Phase Forward is a provider of integrated enterprise-level software products, services, and hosted solutions for use in the clinical trial component of its customers’ global research and development initiatives. Phase Forward’s customer base of over 220 customers is comprised of the leading pharmaceutical, biotechnology, medical device and clinical research organizations, as well as academic institutions and other entities engaged in clinical trials. By automating essential elements of the clinical trial process, the Company believes its products allow its customers to accelerate the market introduction of new medical therapies and corresponding revenue, reduce overall research and development expenditures, enhance existing data quality control efforts, and reduce clinical and economic risk. Phase Forward believes its enterprise software and hosted solutions are the most widely adopted commercial data capture, data management, and adverse event reporting solutions in the clinical trial marketplace, having been utilized in over 10,000 clinical trials involving more than 1,000,000 clinical trial study participants and 300 therapeutic compounds and medical devices. Phase Forward is headquartered in Waltham, Massachusetts with offices in the United Kingdom, Australia, France, and Japan. Additional information about Phase Forward is available at www.phaseforward.com.

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, Phase Forward’s expectations concerning management’s forecast of financial performance, and management’s plans, objectives and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond Phase Forward’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, changes in the pharmaceutical, biotechnology and medical device industries; our ability to convince entities engaged in clinical trials to shift from traditional paper-based methods of collecting clinical trial data to electronic systems; competition; changing customer requirements or in regulations and regulatory guidance applicable to our customers or potential customers; our ability to achieve and maintain profitability; our ability to operate in an emerging market; market acceptance of our software products and hosted solutions; fluctuations in our operating results; the length of our sales and implementation cycles; our dependence on one or more customers; interruptions or delays in service from our third party providers; failure of our technology and products; the global nature of our business; our ability to maintain customer relationships and contracts; our ability to protect our intellectual property and other proprietary rights; claims that we or our technologies infringe upon the intellectual property or other proprietary rights of a third party; our dependence on a limited number of suppliers; product liability claims relating to our products or services or our customers’ use of our products or services; governmental regulation; acquisitions; our ability to retain our personnel and hire additional skilled personnel; our ability to manage our rapid growth; our ability to obtain capital when desired on favorable terms; our ability to comply with operating and financial covenants in our loan agreement; our ability to properly protect personal medical information in connection with the conduct of clinical trials and the volatility of the market price of our common stock. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Phase Forward undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.

For additional disclosure regarding these and other risks faced by Phase Forward, see the disclosure contained in Phase Forward’s public filings with the Securities and Exchange Commission including, without limitation, its most recent Registration Statement on Form S-1.

Non-GAAP Financial Information
Phase Forward provides non-GAAP operating net income (loss) data as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. Phase Forward’s management believes these non-GAAP measures are useful to investors because this supplemental information facilitates comparisons to prior periods. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. Investors are encouraged to review the reconciliation’s of these non-GAAP financial measures to the comparable GAAP results, which are attached to this press release.

Phase Forward Incorporated and Subsidiaries
Table of Reconciliation from GAAP to Non-GAAP
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2004	2003	2004
GAAP income (loss) from operations	$(1,133)	$946	$(2,558)	$1,821
Stock based expenses	62	473	68	919

Non-GAAP income (loss) from operations	$(1,071)	$1,419	$(2,490)	$2,740

Phase Forward Incorporated and Subsidiaries

Condensed Consolidated Balance Sheets
(unaudited)
(in thousands, except per share amounts)

	As of	As of
	December 31, 2003	June 30, 2004
Assets
Current assets:
Cash and cash equivalents	$19,046	$26,370
Accounts receivable, net of allowance of $425 and $477 in 2003 and 2004, respectively	22,947	15,347
Deferred set up costs, current portion	1,115	1,109
Prepaid commissions and royalties, current portion	2,192	3,703
Prepaid expenses and other current assets	1,434	1,922

Total current assets	46,734	48,451

Property and equipment, net	5,299	5,053
Restricted cash, net of current portion	1,611	—
Deferred set up costs, net of current portion	697	672
Prepaid commissions and royalties, net of current portion	2,527	2,359
Goodwill	23,780	22,758
Other assets	196	1,285

Total assets	$80,844	$80,578

Liabilities and Stockholders’ (Deficit) Equity
Current Liabilities:
Lines of credit	$2,500	$2,500
Current portion of notes payable	2,218	2,684
Accounts payable	947	1,184
Accrued expenses	10,973	10,577
Restructuring accrual	1,989	1,445
Deferred revenue, current portion	33,050	32,346
Accrued dividend payable	—	4,700

Total current liabilities	51,677	55,436

Notes payable, net of current portion	1,970	2,170
Restructuring accrual, net of current portion	497	—
Deferred revenue, net of current portion	4,738	2,812
Deferred rent	288	960

Total liabilities	59,170	61,378

Commitments and contingencies
Redeemable convertible preferred stock at redemption value	123,951	127,787
Redeemable convertible preferred stock warrant	169	169

Stockholders’ (deficit) equity:
Common stock, $.01 par value:
Authorized—32,804 and 100,000 shares in 2003 and 2004, respectively Issued—3,602 and 3,704 shares in 2003 and 2004, respectively	36	37
Additional paid-in capital	—	—
Subscription receivable	(627)	(113)
Deferred stock-based compensation	(2,333)	(2,922)
Treasury stock, 37 shares at cost in 2003 and 2004	(111)	(111)
Accumulated other comprehensive loss	(500)	(609)
Accumulated deficit	(98,911)	(105,038)

Total stockholders’ (deficit) equity	(102,446)	(108,756)

Total liabilities and stockholders’ (deficit) equity	$80,844	$80,578

Phase Forward Incorporated and Subsidiaries

Condensed Consolidated Statement of Operations
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2004	2003	2004
Revenues:
License	$5,164	$6,357	$9,930	$12,523
Service	9,512	11,336	19,693	22,132

Total revenues	14,676	17,693	29,623	34,655
Costs of revenues:
License	681	448	1,329	870
Service(1)	6,837	6,842	14,187	13,623

Total cost of revenues	7,518	7,290	15,516	14,493
Gross margin:
License	4,483	5,909	8,601	11,653
Service	2,675	4,494	5,506	8,509

Total gross margin	7,158	10,403	14,107	20,162

Operating expenses:
Sales and marketing(1)	3,258	3,536	6,431	6,841
Research and development(1)	2,609	3,018	5,192	5,954
General and administrative(1)	2,424	2,903	5,042	5,546

Total operating expenses	8,291	9,457	16,665	18,341

Income (loss) from operations	(1,133)	946	(2,558)	1,821
Other income (expense):
Interest income	31	67	59	172
Interest expense	(93)	(128)	(185)	(210)
Other income (expense)	306	87	143	71

Total other income	244	26	17	33

Income (loss) before provision for income taxes	(889)	972	(2,541)	1,854
Provision for income taxes	33	542	136	1,041

Net income (loss)	(922)	430	(2,677)	813
Accretion of preferred stock and dividend declared	1,918	6,618	3,836	8,536

Net loss applicable to common stockholders	$(2,840)	$(6,188)	$(6,513)	$(7,723)

Net loss per share applicable to common stockholders - basic and diluted	$(0.85)	$(1.70)	$(1.95)	$(2.15)

Weighted average number of common shares used in net loss per share calculations — basic and diluted	3,348	3,646	3,332	3,598
(1) Amounts include stock based expenses, as follows:
Costs of service revenues	$2	$24	$2	$50
Sales and marketing	20	40	25	79
Research and development	40	83	41	179
General and administrative	—	326	—	611

Total stock based expenses	$62	$473	$68	$919

Phase Forward Incorporated and Subsidiaries

Condensed Consolidated Statement of Cash Flows
(unaudited)
(in thousands)

	Six Months Ended
	June 30,
	2003	2004
Operating activities
Net income (loss)	$(2,677)	$813
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,820	1,492
Stock-based compensation	68	919
Foreign currency exchange gain	(145)	(38)
Provision for allowance for doubtful accounts	—	65
Non-cash income tax expense	—	1,022
Deferred rent	(30)	664
Changes in assets and liabilities:
Accounts receivable	5,836	7,495
Deferred costs	(345)	(1,310)
Prepaid expenses and other current assets	32	(474)
Accounts payable	(530)	229
Accrued expenses	(790)	(1,465)
Deferred revenue	(3,096)	(2,647)

Net cash provided by operating activities	1,143	6,765

Investing activities
Purchase of property and equipment	(1,795)	(1,240)
Decrease in restricted cash, net	310	1,611
Decrease (increase) in other assets	182	(13)

Net cash provided by (used in) investing activities	(1,303)	358

Financing activities
Proceeds from issuance of notes payable and borrowings under lines of credit	681	1,932
Payments on lines of credit and notes payable	(1,911)	(1,266)
Stock issuance costs	—	(1,075)
Repurchase of restricted common stock	(111)	—
Proceeds from issuance of common stock	80	90
Proceeds from repayment of subscriptions receivable	—	514

Net cash provided by (used in) financing activities	(1,261)	195

Effect of exchange rate changes on cash and cash equivalents	162	6

Net change in cash and cash equivalents	(1,259)	7,324
Cash and cash equivalents at beginning of year	17,960	19,046

Cash and cash equivalents at end of period	$16,701	$26,370

Non-cash financing activities
Accretion of Series B, C, and D redeemable convertible preferred stock to redemption value	$3,836	$3,836

Declaration of Special Dividend	$—	$4,700

For More Information:
Public Relations Pam Sullivan Phase Forward 781-902-4502 pam.sullivan@phaseforward.com	Investor Relations Karen Vahouny Qorvis Communications 703-744-7809 kvahouny@qorvis.com